Exhibit 99.1

Solid Power Appoints Uwe Breitweg to Board of Directors, Adding Deep Automotive and Battery Strategy Expertise

7/1/2026

•	Mr. Breitweg brings more than two decades of automotive leadership, with deep expertise in battery strategy, powertrain development, and vehicle engineering
•	Appointment made pursuant to BMW Holding B.V.'s director nomination rights

LOUISVILLE, Colo.--(BUSINESS WIRE)-- Solid Power, Inc. (Nasdaq: SLDP), a leading U.S.-based developer of solid-state battery technology, today announced the appointment of Uwe Breitweg, Vice President Powertrain, Emission and Battery Strategy of the BMW Group, to its board of directors, effective July 1, 2026. His appointment underscores BMW continuing to work very closely together with Solid Power as a strategic development partner in this future key technology.

"Mr. Breitweg brings to Solid Power an exceptional combination of technical depth and strategic leadership across battery and vehicle engineering at one of the world's premier automotive companies," said John Van Scoter, President and CEO of Solid Power. "His perspective will be invaluable as we continue to advance our solid-state technology and execute our strategy with automotive and cell manufacturing partners around the world. On behalf of the entire board, I welcome him to the team. I would also like to thank Dr. Feurer for his dedicated service and many contributions to Solid Power during his tenure on the board."

Mr. Breitweg has more than two decades of leadership experience in the global automotive industry, with deep expertise in battery strategy, powertrain development, and vehicle engineering. He currently serves as Vice President Powertrain, Emission and Battery Strategy for the BMW Group, a role he has held since 2021. Previously, he served as Vice President Powertrain Systems Industrial Customers from 2016 to 2021 at the BMW Group.

About Solid Power, Inc.

Solid Power is developing solid-state battery technology to enable the next generation of batteries for the fast-growing EV and other markets. Solid Power’s core technology is its electrolyte material, which Solid Power believes can enable extended driving range, longer battery life, improved safety, and lower cost compared to traditional lithium-ion. Solid Power’s business model – selling its electrolyte to cell manufacturers and licensing its cell designs and manufacturing processes – distinguishes the company from many of its competitors who plan to be commercial battery manufacturers. Ultimately, Solid Power endeavors to be a leading producer and distributor of sulfide-based solid electrolyte material for powering both EVs and other applications. For more information, visit http://www.solidpowerbattery.com/.

Forward-Looking Statements

All statements other than statements of present or historical fact contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including Solid Power’s or its management team’s expectations, objectives, beliefs, intentions or strategies regarding the future. When used herein, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” “outlook,” “seek,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may include, but are not limited to, statements regarding Solid Power’s technology, strategy, business model, market opportunity, operations, future prospects, and plans and objectives of management. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Solid Power disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Readers are cautioned not to put undue reliance on forward-looking statements and Solid Power cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Solid Power, including the following factors: (i) risks relating to the uncertainty of the success of our research and development efforts, including our ability to achieve the technological objectives or results that our partners require and our ability to commercialize our technology in advance of competing technologies and our competitors; (ii) risks relating to our status as a research and development stage company with a history of financial losses with an expectation of incurring significant expenses and continuing losses for the foreseeable future, including execution of our business plan and the timing of expected business milestones; (iii) risks relating to the non-exclusive nature of our partnerships, our ability to secure new business relationships, and our ability to manage these relationships; (iv) our ability to negotiate and execute commercial agreements with our partners and customers on commercially reasonable terms; (v) broad market adoption of EVs and other technologies where we are able to deploy our technology, if developed successfully; (vi) our success attracting and retaining our executive officers, key employees, and other qualified personnel; (vii) our ability to protect and maintain our owned and exclusively-licensed intellectual property, including in jurisdictions outside of the United States; (viii) our ability to secure government contracts and grants, changes in government priorities with respect to our government contracts and grants or government funding reductions or delays, and the availability of government subsidies and economic incentives; (ix) delays in the construction and operation of facilities that meet our short-term research and development and long-term electrolyte production requirements; (x) changes in applicable laws or regulations, including tariffs; (xi) risks relating to, and potential liabilities resulting from, our information technology infrastructure and data security incidents, threats, breaches, or attacks; and (xii) risks relating to other economic, business, or competitive factors in the United States and other jurisdictions, including supply chain interruptions and changes in market conditions, and our ability to manage these risks and uncertainties. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the “Risk Factors” sections of Solid Power’s Annual Report on Form 10-K for the year ended December 31, 2025, Solid Power’s Quarterly Report on Form 10-Q for the quarter ended March 31 2026, and other documents filed by Solid Power from time to time with the Securities and Exchange Commission (the “SEC”), all of which are available on the SEC’s website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Solid Power gives no assurance that it will achieve its expectations.

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Source: Solid Power, Inc.